Exhibit 10.25

 STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) dated as of March 27, 2006, is by and between Wentworth Energy, Inc., an Oklahoma corporation ("WENTWORTH ENERGY"), having its principal offices at 115 West 7th Street, Suite 1415, Fort Worth, Texas 76102 and George Barnes (the “Shareholder”) of 1006 ACR 2212, Palestine, Texas, 75803 the sole shareholder of Barnico Drilling, Inc., a Texas corporation (“BARNICO”).

RECITALS:

A.

WENTWORTH ENERGY desires to acquire 100% (1,000 shares) of the issued and outstanding shares of BARNICO common stock and the Shareholder of BARNICO desires to exchange all of his shares of BARNICO for shares of WENTWORTH ENERGY’S authorized but unissued common stock as hereinafter provided.

B.

It is the intention of the parties hereto that: (i) WENTWORTH ENERGY shall acquire all the issued and outstanding shares of BARNICO in exchange for the cash consideration and the number of shares of WENTWORTH ENERGY’s authorized but unissued shares of common stock, par value US$.001 ("Common Stock"), set forth below (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the Shareholders resides.

C.

The board of directors of WENTWORTH ENERGY deems it to be in the best interest of WENTWORTH ENERGY and its shareholders to acquire BARNICO.

D.

The Shareholder of BARNICO deems it to be in the best interest of the Shareholder to exchange all of his capital interests of BARNICO for cash and shares of WENTWORTH ENERGY, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  EXCHANGE OF SHARES

1.1

Exchange of Shares.  WENTWORTH ENERGY and the Shareholder hereby agree that the Shareholder shall, on the Closing Date (as hereinafter defined), exchange 100% of the issued and outstanding shares of BARNICO (the “BARNICO Shares”) for 2,500,000 shares of WENTWORTH ENERGY common stock (the “Wentworth Energy Shares”) and US$5,000,000 in cash.  The WENTWORTH ENERGY Shares will be restricted against resale pursuant to the provisions of federal and state securities laws.  The BARNICO Shares to be tendered (1,000 shares) will represent 100% of the issued and outstanding capital interests of BARNICO.

1.2

Delivery of Shares.  On the Closing Date, the Shareholder will deliver to WENTWORTH ENERGY the certificates representing the BARNICO Shares, duly endorsed (or with executed stock powers) so as to make WENTWORTH ENERGY the sole owner thereof.  Upon delivery of the BARNICO Shares, WENTWORTH ENERGY will deliver certificates representing the WENTWORTH ENERGY Shares to the Shareholder

1.3

Restricted Securities.  The WENTWORTH ENERGY Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available.  Each certificate representing the WENTWORTH ENERGY Shares will have a legend thereon in substantially the following form:

The Shares represented by the certificate(s) to be issued by WENTWORTH ENERGY have not been registered under the Securities Act of 1933, as amended (the "Act") or any applicable state law.  The shares have been acquired for investment and may not be offered for sale, sold, pledged  or transferred unless registered under the Act and any applicable state law or pursuant to an opinion of counsel satisfactory to the Company, unless an exemption from such registration requirements exists.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF BARNICO AND THE  SHAREHOLDER

 The Shareholder hereby represents and warrants as follows:

2.1

Organization and Good Standing.  BARNICO is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  BARNICO has the corporate power and authority to carry on its business as presently conducted.  BARNICO is qualified to do business in Texas.

2.2

Corporate Authority.  BARNICO has the power to operate as a corporation.  The execution and delivery of this Agreement by  the Shareholder, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions.  The execution and performance of this Agreement, ultimately effecting a change in control of BARNICO, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which BARNICO or the Shareholder are a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Shareholder or BARNICO or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of BARNICO.

2.3

Ownership of Shares.  The Shareholder is the owner of record and beneficially of all of the issued and outstanding shares of BARNICO.   The Shareholder represents and warrants that he owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.4

Receipt of Corporate Information; Independent Investigation; Access.  The Shareholder acknowledges that he, in making the decision to exchange the BARNICO Shares for WENTWORTH ENERGY Shares and cash consideration, will rely upon independent investigations made by him or his representatives, if any, and he will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, WENTWORTH ENERGY or any person acting on its behalf concerning the terms and conditions of this Agreement.  The independent investigation by the Shareholder shall not constitute a waiver of rights under Section 3 hereof.

2.5

Risks.  The Shareholder acknowledges and understands that the exchange for the WENTWORTH ENERGY Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Shareholder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Shareholder could sustain a complete loss of his equity investment.  The Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in WENTWORTH ENERGY; has evaluated such merits and risks, including risks particular to the Shareholder's situation; and the Shareholder has determined that this investment is suitable for the Shareholder.  The Shareholder has adequate financial resources and can bear a complete loss of the Shareholder's investment.

2.6

Investment Intent.  The Shareholder hereby represents that the WENTWORTH ENERGY Shares are being acquired for the Shareholder's own account with no intention of distributing such securities to others.  The Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the WENTWORTH ENERGY Shares for the Shareholder.  The Shareholder is presently not engaged, nor does the Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

2.7

Compliance with Federal and State Securities Laws.  The Shareholder understands that the WENTWORTH ENERGY Shares have not been registered under the Securities Act.  The Shareholder understands that the WENTWORTH ENERGY Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available.  Moreover, the Shareholder understands that its right to transfer the WENTWORTH ENERGY Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws.  In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the WENTWORTH ENERGY Shares as there may be no public or other market for them.  The Shareholder understands that certificates evidencing the WENTWORTH ENERGY Shares shall bear a legend substantially as follows:

THE SHARES REPRESENTED BY THE CERTIFICATE(S) TO BE ISSUED BY WENTWORTH ENERGY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS EXISTS.

2.8

Approvals.  No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Shareholder for the consummation of the transactions described herein, other than as set forth on Schedule 2.8.

2.9

No General Solicitation.  The Shareholder is not purchasing (or exchanging for) the WENTWORTH ENERGY Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of WENTWORTH ENERGY.

2.10

Financial Statements, Books and Records.  Attached as Schedule 2.10 are the unaudited financial statements of BARNICO as of December 31, 2005 and December 31, 2004 (the "BARNICO Financial Statements").  The BARNICO Financial Statements, books of account and other financial records of BARNICO are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.  The Shareholder acknowledges that a minimum of two (2) years of audited financial information will be required to be filed with the Securities and Exchange commission within 71 days of the Closing Date.

2.11

No Material Adverse Changes.  Since December 31, 2005 there has not been:

(i)

any material adverse change in the financial position of BARNICO except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of BARNICO;

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of BARNICO whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of BARNICO capital interests;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by BARNICO of any properties or assets;

(v)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement; or

(vi)

payments or asset purchases not in the ordinary course of business.

2.12

Taxes.  BARNICO  has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date as shown to be due on such reports and returns, and there are no deficiency notices outstanding.  No extensions of time for the assessment of deficiencies for any year is in effect.  No deficiency notice is proposed or, to the knowledge of the Shareholder after reasonable inquiry, threatened against BARNICO.  The tax returns of BARNICO have never been audited.

2.13

Compliance with Laws.  To the Shareholder’s best knowledge and belief, BARNICO has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of BARNICO.

2.14

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)  violate any provision of the Articles of Incorporation or the Bylaws of BARNICO;

(ii)  violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which BARNICO is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, BARNICO or upon the properties or business of BARNICO; or

(iv)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of BARNICO.

2.15

Actions and Proceedings.  BARNICO is not a party to, or affected by, any material pending litigation or, to the knowledge of the Shareholder, after reasonable inquiry, any governmental investigation or proceeding not reflected in the BARNICO Financial Statements and, to his best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against BARNICO except as set forth on Schedule 2.15 attached hereto and made a part hereof.

2.16

Agreements.  Schedule 2.16 sets forth all material contracts or arrangements to which BARNICO is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

2.17

Brokers or Finders.  No broker's or finder's fee will be payable by BARNICO or the Shareholder in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by BARNICO or its Shareholder.

2.18

Real Estate.  Except as set forth on Schedule 2.18, BARNICO owns no real property nor is a party to any leasehold agreement.  All uses of the real property by BARNICO or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

2.19

OSHA and Environmental Compliance. To the best knowledge and belief of the Shareholder, after reasonable inquiry, BARNICO has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws.  There have been no outstanding citations, notices or orders of non-compliance issued to BARNICO or relating to its business, assets, property or equipment under such laws, rules or regulations.

To the best knowledge and belief of the Shareholder, BARNICO has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws.  There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as “Releases”) of hazardous substances at, upon, under or within the real property owned or leased by BARNICO.  There are no underground storage tanks or polychlorinated biphenyls on the real property.  To the best of the Shareholder’s knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste.  To the best of the Shareholder’s knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by BARNICO excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of BARNICO.

2.20

Tangible Assets.  BARNICO has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by BARNICO, any related capitalized items or other tangible property material to the business of BARNICO (the "Tangible Assets").  Other than as set forth in Schedule 2.20, BARNICO holds all rights, title and interest in all the Tangible Assets owned by it on the BARNICO Financial Statements and Schedule 2.20 and acquired by it after the date of the BARNICO Financial Statements free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear due to the elements and lapse of time and are usable in the ordinary course of business of BARNICO and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto.  To the Shareholder’s best knowledge and belief, BARNICO owns no intellectual properties, including trademarks and the like.

2.21

Liabilities.  BARNICO did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the BARNICO Financial Statements (annual and interim), except for a specific list of Liabilities set forth on Schedule 2.21 attached hereto and made a part hereof.  As of the Closing Date, BARNICO will not have any Liabilities, other than Liabilities fully and adequately reflected on the BARNICO Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21, and will not exceed US$25,000 on the date of Closing.  To the best knowledge of the Shareholder, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

2.22

Access to Records.  The corporate financial records, minute books and other documents and records of BARNICO have been made available to WENTWORTH ENERGY prior to the Closing hereof.

2.23

Operations of BARNICO.  From the date of the BARNICO Financial Statements through the Closing Date, BARNICO has not and will not, outside of the ordinary course of business, have:

(i)

incurred any indebtedness or borrowed money;

(ii)

declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

(iii)

made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(iv)

disposed of any assets of BARNICO;

(v)

materially increased the annual level of compensation of any executive employee of BARNICO;

(vi)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of BARNICO;

(vii)

issued any equity securities or rights to acquire such equity securities; or

(viii)

entered into or modified any contract, agreement or transaction.

2.24

Capitalization.  The authorized capital of BARNICO consists of 1,000 shares of common stock with no par value and NO preferred stock authorized to be issued.  Of the common stock authorized, 1,000 shares of common stock have been issued and are outstanding.  BARNICO is current with respect to all dividend obligations.  BARNICO has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of BARNICO.  BARNICO has no subsidiaries.

2.25

Full Disclosure.  No representation or warranty by the Shareholder in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by the Shareholder pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of BARNICO, and/or the status of the BARNICO Shares.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF WENTWORTH ENERGY

WENTWORTH ENERGY hereby represents and warrants as follows:

3.1

Organization and Good Standing.  WENTWORTH ENERGY is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.  It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

3.2

Corporate Authority.  WENTWORTH ENERGY has the corporate power to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of WENTWORTH ENERGY.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which WENTWORTH ENERGY is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to WENTWORTH ENERGY or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or bylaws of WENTWORTH ENERGY.

3.3

The WENTWORTH ENERGY Shares.  At the Closing, the WENTWORTH ENERGY Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of WENTWORTH ENERGY Common Stock, fully paid and nonassessable.

3.4

Financial Statement: Books and Records.  Attached as Exhibit 3.4 are the audited financial statements of WENTWORTH ENERGY for the fiscal year ended December 31, 2005 (the "WENTWORTH ENERGY Financial Statements"), which are on file with the U.S. Securities and Exchange Commission’s EDGAR system.  The WENTWORTH ENERGY Financial Statements fairly represent the financial position of WENTWORTH ENERGY as of such date and the results of their operations for the period then ended.  The WENTWORTH ENERGY Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein.  The books of account and other financial records of WENTWORTH ENERGY are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

3.5

No Material Adverse Changes.

Except as described on Schedule 3.5, since September 30, 2005, there has not been:

(i)

any material adverse changes in the financial position of WENTWORTH ENERGY except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of WENTWORTH ENERGY.

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of WENTWORTH ENERGY whether or not covered by insurance;

(iii)

any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of WENTWORTH ENERGY capital stock, other than as agreed upon among the parties;

(iv)

any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by WENTWORTH ENERGY of any properties or assets except as described in filings made with the Securities and Exchange Commission;

(v)

adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement, except as described in filings made with the Securities and Exchange Commission.

(vi)

except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable, other than as described in filings made with the Securities and Exchange Commission;

(vii)

any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(viii)

any material increase in the annual level of compensation of any executive employee of WENTWORTH ENERGY, except as described in filings made with the Securities and Exchange Commission;

(ix)

except in the ordinary course of business and except as described in filings made with the Securities and Exchange Commission, entered into or modified any contract, agreement or transaction; and

(x)

issued any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.5, such that total issued and outstanding shares of the company will not exceed 60,000,000 shares as of the Closing Date.

3.6

Taxes.  WENTWORTH ENERGY has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of December 31, 2004.  WENTWORTH ENERGY’s accountants are in the process of filing WENTWORTH ENERGY’s tax returns for the year ended 2005.  Any liabilities for taxes, in the aggregate, will not exceed US$10,000.

3.7

Compliance with Laws.  To the best of its knowledge and belief, WENTWORTH ENERGY has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of WENTWORTH ENERGY.

3.8

Actions and Proceedings.  WENTWORTH ENERGY is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against WENTWORTH ENERGY, except as described in filings made with the Securities and Exchange Commission.

3.9

Periodic Reports.  WENTWORTH ENERGY is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board.  These reports are current as of the date of execution of this Agreement.

3.10

Capitalization.  As of March 16, 2006, there are approximately 400 shareholders of record that are the owners of 15,900,285 shares of WENTWORTH ENERGY Common Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as described in filings made with the Securities and Exchange Commission.  WENTWORTH ENERGY has 48,000,000 shares of common stock, par value US$0.001 per share authorized, of which 15,900,285 are issued as of March 16, 2006, and 2,000,000 shares of preferred stock, par value US$0.001 per share authorized, none of which have been issued or will be issued prior to Closing.  There are numerous outstanding warrants, stock options, stock rights and other commitments relating to the issued or unissued shares of  Common Stock of WENTWORTH ENERGY, all as more particularly described in filings made with the Securities and Exchange Commission.

3.11

Access to Records.  The corporate financial records, minute books, and other documents and records of WENTWORTH ENERGY have been made available to BARNICO prior to the Closing Date hereof.

3.12

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i)

violate any provision of the Articles of Incorporation or Bylaws of WENTWORTH ENERGY;

(ii)

violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which WENTWORTH ENERGY is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, WENTWORTH ENERGY or upon the securities, properties or business to WENTWORTH ENERGY; or

(iv)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of WENTWORTH ENERGY.

3.13

Brokers or Finders.  No broker's or finder's fee, other than a finder’s fee payable to Cole Business Development Capital, LLC, will be payable by WENTWORTH ENERGY in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of WENTWORTH ENERGY.

3.14

Corporate Authority.  WENTWORTH ENERGY has the corporate power to enter into this Agreement and to perform its respective obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of WENTWORTH ENERGY.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which WENTWORTH ENERGY is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to WENTWORTH ENERGY or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or bylaws of WENTWORTH ENERGY.

3.15

Full Disclosure.  No representation or warranty by WENTWORTH ENERGY in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by WENTWORTH ENERGY pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of WENTWORTH ENERGY.

3.16

No Claims Outstanding.  Except as described in filings made with the Securities and Exchange Commission, WENTWORTH ENERGY represents that it is not subject to any claims, litigation, or other charges against its assets, and has no OSHA or other personnel claims outstanding or potentially assertable against the company.  Furthermore, there have been no material changes in the company’s position, and the company has conducted no other business, since December 31, 2005, except as described in filings made with the Securities and Exchange Commission .

3.17

Securities Issuances.  WENTWORTH ENERGY represents that, to the best of its knowledge, all of the existing and outstanding shares were lawfully issued and are dutifully accounted for in the WENTWORTH ENERGY Financial Statements and with the company’s transfer agent.

SECTION 4.  CONDITIONS PRECEDENT

4.1

Conditions Precedent to the Obligation of Shareholder.  All obligations of the Shareholder under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

(a)

The representations and warranties by or on behalf of WENTWORTH ENERGY contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b)

WENTWORTH ENERGY shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c)

On or before the Closing, the Board of Directors of WENTWORTH ENERGY shall have approved, in accordance with Oklahoma law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable WENTWORTH ENERGY to comply with the terms of the Agreement.

(d)

WENTWORTH ENERGY shall have sufficient shares of WENTWORTH ENERGY Common Stock authorized but unissued to complete the Exchange.

(e)

All instruments and documents delivered to BARNICO and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for BARNICO.

(f)

At Closing, WENTWORTH ENERGY shall deliver the sum of US$5,000,000 and 2,500,000 shares of its common stock to the Shareholder.

4.2

Waiver or Termination by Shareholder.  The conditions contained in Section 4.1 hereof are inserted for the exclusive benefit of the Shareholder and may be waived in whole or in part by the Shareholder at any time.  Such waiver must be in a writing signed by the Shareholder.  WENTWORTH ENERGY acknowledges that the waiver by the Shareholder of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by WENTWORTH ENERGY herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in Section 4.1 hereof are not fulfilled or complied with as herein provided, the Shareholder may, at or before the Closing Date at its option, rescind this Agreement by notice in writing to WENTWORTH ENERGY and in such event the Shareholder shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by WENTWORTH ENERGY, then WENTWORTH ENERGY shall also be released from all obligations hereunder.

4.3

Conditions Precedent to the Obligations of WENTWORTH ENERGY.  All obligations of WENTWORTH ENERGY under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

(a)

The representations and warranties by the Shareholder, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time;

(b)

The Shareholder shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

(c)

The audited financial statements of BARNICO, for the two-year period ended December 31, 2005, must be completed, or assurances acceptable to WENTWORTH ENERGY of its completion within 71 days of Closing must be delivered by the auditor to WENTWORTH ENERGY.  The engagement of auditors and the cost of obtaining such audited financial statements shall be borne by WENTWORTH ENERGY, for which WENTWORTH ENERGY holds the Shareholder and BARNICO harmless and indemnifies them for the cost thereof.

(d)

Before the Closing Date, the employees of BARNICO listed in Schedule 4.3.1 attached hereto shall have entered into employment agreements in the in Schedule 4.3.2 attached hereto.

4.4

Waiver or Termination by WENTWORTH ENERGY.  The conditions contained in Section 4.3 hereof are inserted for the exclusive benefit of WENTWORTH ENERGY and may be waived in whole or in part by WENTWORTH ENERGY at any time.  Such waiver must be in a writing signed by WENTWORTH ENERGY.  The Shareholder acknowledges that the waiver by WENTWORTH ENERGY of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Shareholder herein that corresponds or is related to such condition or such part of such condition, as the case may be.  If any of the conditions contained in Section 4.3 hereof are not fulfilled or complied with as herein provided, WENTWORTH ENERGY may, at or before the Closing Date at its option, rescind this Agreement by notice in writing to the Shareholder and in such event WENTWORTH ENERGY shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Shareholder, then the Shareholder shall also be released from all obligations hereunder.

SECTION 5.  COVENANTS

5.1

Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2

Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, WENTWORTH ENERGY and the Shareholder agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i)

at the time of the disclosure was public knowledge;

(ii)     after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii)   the receiving party had within its possession at the time of disclosure; or

     (iv)    is ordered disclosed by a Court of proper jurisdiction.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7.  INDEMNIFICATION

For a period of one (1) year from the Closing, the Shareholder agrees to indemnify and hold harmless WENTWORTH ENERGY, its officers, directors and principal shareholders, and WENTWORTH ENERGY agrees to indemnify and hold harmless the Shareholder, at all times up to one (1) year after the Closing Date against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement.  This provision shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or Bylaws, as permitted by Federal or State law.

If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a “Claim Notice”).  Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby.  Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below.  The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith.  The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party.  The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith.  If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof.  The indemnification provisions hereof shall survive the termination of this Agreement.  No indemnification to the other party shall become due until there is an agreed settlement or a final judgment in a court of competent jurisdiction.

SECTION 8.  DOCUMENTS AT CLOSING AND THE CLOSING

8.1

Documents at Closing.  At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a)

The Shareholder will deliver, or will cause to be delivered, to WENTWORTH ENERGY the following:

(i)

a certificate executed by the Shareholder to the effect that all representations and warranties made by the Shareholder under this Agreement are true and correct as of the Closing, the same as though originally given to WENTWORTH ENERGY on said date;

(ii)

a certificate from the State of Texas dated at or about the Closing to the effect that BARNICO is in good standing under the laws of said State;

(iii)

an opinion of his legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Texas law, to WENTWORTH ENERGY to the effect that:

                  (a)

BARNICO is a corporation validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                  (b)

BARNICO has the corporate power to carry on its business as now being conducted; and

                  (c)

This Agreement has been duly authorized, executed and delivered by the Shareholder.

(iv)

Certificates representing the BARNICO Shares to be exchanged for WENTWORTH ENERGY Shares will be delivered, along with duly executed powers transferring such certificates to WENTWORTH ENERGY.

(v)

all other items, the delivery of which is a condition precedent to the obligations of WENTWORTH ENERGY, as set forth in Section 4.

(b)

WENTWORTH ENERGY will deliver or cause to be delivered the Shareholder:

(i)

a certificate from WENTWORTH ENERGY executed by the President or Secretary of WENTWORTH ENERGY, to the effect that all representations and warranties of WENTWORTH ENERGY made under this Agreement are true and correct as of the Closing, the same as though originally given to the Shareholder on said date;

(ii)

certified copies of resolutions by WENTWORTH ENERGY Board of Directors authorizing this transaction;

(iii)

a certificate from the Oklahoma Secretary of State dated at or about the Closing Date that WENTWORTH ENERGY is in good standing under the laws of said State;

(iv)

an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Oklahoma law, dated as of the Closing to the effect that:

(a)   WENTWORTH ENERGY is a corporation validly existing and in good standing under the laws of the State of Oklahoma;

(b)  This Agreement has been duly authorized executed and delivered by WENTWORTH ENERGY and is a valid and binding obligation of WENTWORTH ENERGY enforceable in accordance with its terms;

(c)    WENTWORTH ENERGY, through its Board of Directors, has taken all corporate action necessary for performance under this Agreement;

(d)     The documents executed and delivered to BARNICO and the Shareholder hereunder are valid and binding in accordance with their terms;

(e)   The WENTWORTH ENERGY Shares to be issued pursuant to Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

(f)   WENTWORTH ENERGY has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

(v)

Certificates representing a total of 2,500,000 shares of its fully paid and non-assessable issued and outstanding common stock, in the aggregate, deliverable to the Shareholder and cashier’s checks of US$5,000,000 in the aggregate to the Shareholder.

(vi)

all other items, the delivery of which is a condition precedent to the obligations of BARNICO, as set forth in Section 4 hereof.

8.2

The Closing.  The Closing shall take place at the earliest possible date (the “Closing Date”) determined by Wentworth Energy, but in any event not later than June 30, 2006.  At the Closing, the parties shall provide each other with such documents as may be reasonably necessary.

SECTION 9.  MISCELLANEOUS

9. 1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3

Assignment.  This Agreement is not assignable except by operation of law.

9.4

Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

              To: WENTWORTH ENERGY:

C/o John Punzo

115 West 7th Street, Suite 1415

Fort Worth, Texas 76102

Fax:  (604) 535-1862

with copy to:

Dieterich & Associates

11300 West Olympic Boulevard, Suite 800

Los Angeles, California 90064

Fax:  (310) 312-6680

To:  BARNICO and the Shareholder:

C/o George Barnes, President

1006 ACR 2212

Palestine, Texas 75803

Fax: (903) 729-5793

with copy to:

Hon. Jackson Hanks

Jackson Hanks, P.C.

601 East Lacy Street

Palestine, Texas 75801

Phone:  903-729-0158

Fax:  903-731-4572

Email:  jackson@jacksonhankspc.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

9.5

Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Texas, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

9.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

9.7

Entire Agreement.  This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the BARNICO Shares and the WENTWORTH ENERGY Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

9.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.11

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

9.12

Tax Treatment.   WENTWORTH ENERGY and the Shareholder acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

9.13

Press Releases.  The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

9.14

Continuity of Control.   The parties acknowledge that the management of BARNICO will remain in place after the acquisition and George Barnes and John Punzo will be appointed the sole directors of BARNICO until the next annual meeting.  Furthermore, George Barnes will be appointed as a director of WENTWORTH ENERGY, to serve until the next election of directors.

9.15

Future Drilling Activities.  The parties agree that they will deploy the existing equipment owned and controlled by BARNICO for purposes of drilling opportunities in East Texas or as mutually agreed, with the Shareholder receiving a 2% override on all production from the mineral rights known as the P.D.C. Ball Estate located in east central Freestone County and west central Anderson County, Texas, and any properties acquired by WENTWORTH ENERGY after the Closing Date that were identified by and referred to WENTWORTH ENERGY by the Shareholder.

9.16

Corporate Identification.  The parties agree that the name of BARNICO may be changed in the future, by a joint agreement, in writing, of John Punzo and George Barnes.

9.17

Contingent Agreement.  Performance by WENTWORTH ENERGY and the Shareholder are contingent upon the successful simultaneous funding and closing of Second, Third “A,” Third “B” and Fourth, which Deal Points are attached hereto and made a part hereof the same as if set forth at length herein, regardless of the lack of written signatures to same.

9.18

Escrow Account.  WENTWORTH ENERGY and the Shareholder understand and agree that it may not be possible to fund the acquisition of the Shareholder’s stock as contemplated herein and acquisition of the oil, gas and liquid mineral estate of The P. D. C. Ball Limited Partnership, simultaneously.  The Shareholder agrees to allow WENTWORTH ENERGY to establish an Escrow Agreement, with an Escrow Agent which Agent and Agreement shall be acceptable to WENTWORTH ENERGY and the Shareholder.  The Escrow shall include all cash and stock payable to the Shareholder hereunder.

9.19

Twelve Well Commitment.   The undersigned, George Barnes, hereby commits to Wentworth Energy that he shall remain with Wentworth Energy for at least the first twelve wells Wentworth Energy drilled on the following: 1.) the P.D.C. Ball Estate located in east central Freestone County and west central Anderson County, Texas, 2.) on any properties acquired by WENTWORTH ENERGY or 3.) on wells in which Wentworth Energy participates after the Closing Date.  The commitment on behalf of the Shareholder is contingent execution by both parties hereto of an acceptable Consulting Agreement, as contemplated.

9.20

Counterpart Signatures.  This Agreement may be executed in multiple counterparts, and each counterpart shall be considered as if it were an original.  The parties agree that execution of this Agreement by a party and the delivery of such party’s signature by facsimile transmission to the other party shall be fully effective as the original signature of such party, and the other party may fully rely on the receive facsimile signature of the signing party to the fullest extent as if it were the original copy thereof.  Each signing party covenants and agrees to promptly deliver to the other party an original counterpart copy of such signing party’s signature following transmission thereof by facsimile.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

WENTWORTH ENERGY, INC.

an Oklahoma corporation

By:_________________________________

John Punzo, Chief Executive Officer

___________________________________

George Barnes

, Shareholder

BARNICO SCHEDULES

2.8 Schedule of Approvals Required for the Transaction:

The shareholders of Barnico, Inc. must approve the sale. They are: George Barnes, JoAnn Barnes, H. E. (Buster) Barnes and LeDeena Smith. Each shareholder owns 5,000 shares of stock.

2.10 Schedule of Unaudited Financial as of 12-31-2005 and 12-31-2004 To be provided by Darlene Tilson, accountant.

VALORIE HOLMES TAX & BOOKKEEPING SERVICE, INC.
PO BOX 1759
PALESTINE, TX 75802
PH: (903) 729-4332
FAX: (903) 729-5145

COMPILATION LETTER

BARNICO DRILLING, INC. 1006 AN CO RD 2212 PALESTINE, TX 75803

We have compiled the revised accompanying balance sheet - income tax basis of Barnico Drilling, Inc., as of December 31 2005, and the related statement of revenues and expenses - income tax basis for the year then ended. These financial statements, which are the representation of management (and which are presented on the basis used for federal income tax purposes), are in agreement with the company's financial records.

Management has elected to omit substantially all informative disclosures, the statement of cash flows and the statement of retained earnings. If the omitted disclosures and statements were included in the financial statements, they might influence the user's conclusions about the company's financial position and results of operations. No income tax for 2005 or prior years has been recorded on the books. We do not express any form of assurance with respect to these financial statements.

/s/

Darlene K Tilson

Valorie Holmes Tax & Bookkeeping Service, Inc.

June 13, 2006

BARNICO DRILLING, INC
REVISED BALANCE SHEET

INCOME TAX BASIS

AS OF 12/31/05

Account Name	YTD Balance
ASSETS
CURRENT ASSETS
CASH ON HAND	5,510.85
CASH IN BANK	605,146.55
ADVANCES-EMPLOYEE	4,425.00
EMPLOYEE LOANS	4,080.00
LOAN RECEIVABLE D SMITH	15,000.00
TOTAL CURRENT ASSETS	634,162.40
FIXED ASSETS
AUTOMOBILE & TRUCK	247,176.12
SHOP	27,817.30
FURNITURE & FIXTURES	1,395.22
SHOP TOOLS	3,643.40
EQUIPMENT	436,715.49
OFFICE EQUIPMENT	9,452.14
LESS: ACCUM DEPRECIATION	-434,268.00
TOTAL FIXED ASSETS	291,931.67
OTHER ASSETS
ORGANIZATION EXPENSE	472.67
ACCUMULATED AMORTIZATION	-472.53
APPRAISAL OF EQUIPMENT	1,195.94
EWING OIL CHRONICLES	25,500.00
NOTES REC ROCK BOTTOM	117,000.00
NOTES REC SHAREHOLDER	70,000.00
TOTAL OTHER ASSETS	213,696.08
TOTAL ASSETS	1,139,790.15

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

BARNICO DRILLING, INC

REVISED BALANCE SHEET

INCOME TAX BASIS

AS OF 12/31/05

LIABILITIES AND STOCKHOLDER'S EQUITY

Account Name

YTD Balance

LIABILITIES

CURRENT LIABILITIES PAYROLL TAX LIABILITIES EMPLOYEE CHILD SUPPORT WH ESCROW ADVANCE	29,334.42 700.36 ____0.00 30,034.78
CURRENT LIABILITIES

LONG-TERM LIABILITIES HORSESHOE ENERGY

NOTES PAY - WEATHERFORD NOTE PAY-TIMBERJACK/ESTES NOTES PAY E TEX MACK-TRK NOTES PAYABLE-NEWHOLLAND NOTES PAYABLE STAR FORD NOTES PAY CITI PLAT BUSIN N/P CITI CAP LOWBOY PYMT SHAREHOLDER LOANS

75,000.00 -0.00 0.00 0.00 -0.00 10,402.00 0.00 7,249.55 49,441.20

TOTAL LONG-TERM LIAB

67,092.75

TOTAL LIABILITIES

172,127.53

STOCKHOLDER'S EQUITY

CAPITAL STOCK

1,000.00

RETAINED EARNINGS

370,256.41

CURRENT EARNINGS

596,406.21

TOTAL STOCKHOLDER'S

EQUITY

967,662.62

TOTAL LIABILITIES AND

STOCKHOLDER'S EQUITY

1,139,790.15

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

BARNICO DRILLING, INC
REVISED STATEMENT OF REVENUES/EXPENSES

INCOME TAX BASIS

FOR THE YEAR ENDING 12/31/05

Account #	Account Name Balance YTD
		INCOME
4101	INCOME		7,678,686.10
4105	MISCELLANEOUS INCOME		10,410.84
	TOTAL INCOME		7,689,096.94
		EXPENSES
5100	FREIGHT		39.67
	SALARIES		2,277,335.89
6102	ADVERTISING		673.93
6105	AUTOMOBILE/TRUCK EXPENSE		56,056.14
	REIMBURSED EXPENSE		93,098.31
6109	BANK CHARGES		105.18
6110	BITS		183,888.62
6112	CONTRACT LABOR		83,304.33
6114	DAMAGES		1,900.00
6115	DONATIONS		6,649.80
6120	DEPRECIATION EXPENSE		0.00
6121	DUES & SUBSCRIPTIONS		1,951.89
6123	EMP BAD DEBT - ADVANCES		0.00
6125	FUEL & OIL		760,165.40
6130	GIFTS		544.52
6133	INSURANCE - GROUP		13,014.00
6138	INSURANCE - GENERAL		258,423.77
6140	INTEREST EXPENSE		103.57
6154	LEASE		7,477.45
6156	LEGAL & PROFESSIONAL		14,258.66
6160	LICENSES & PERMITS		36,533.89
6165	MEDICAL EXPENSE		64,020.01
6173	OFFICE EXPENSE		69,019.52
	PER DIEM		324,932.00
6180	POSTAGE		250.46
6181	RENT - LAND		500.00
6183	RENT - EQUIPMENT		164,068.91
6190	REPAIRS & MAINTENANCE		44,274.60
6195	RIG STORAGE		0.00
6201	SITE PREPARATION		37,723.06
6225	SUPPLIES		848,211.39
	TAXES - PAYROLL		249,531.64
6232	TAXES - PROPERTY		0.00
6233	TAXES - OTHER		3,853.12
6250	TELEPHONE		22,909.77
6251	THIRD PARTY PAYMENTS		873,199.95
6260	TRAVEL & ENTERTAINMENT		22,544.70
6262	TRAVEL- ENTERTAIN & MEALS		225.18
6263	TRUCKING		176,684.33

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

BARNICO DRILLING, INC.

REVISED STATEMENT OF REVENUES/EXPENSES

INCOME TAX BASIS

FOR THE YEAR ENDING 12/31/05

Account #	Account Name Balance YTD
6264	DOZER		309,333.25
6280	UTILITIES		9,727.82
6285	WATER		0.00
6290	YARD EXPENSE		695.00
	TOTAL EXPENSES		7,017,229.73
	NET OPERATING INCOME		671,867.21
		OTHER INCOME/EXPENSE
	FEES FOR EMPLOYEE ADVANCE		7,060.00
7200	GAIN ON SALE OF ASSETS		0.00
7300	DISCOUNTED DEBT INTEREST		0.00
8210	EARNEST MONEY EXPIRED		80,000.00
8290	NON-DEDUCTIBLE PENALTIES		2,521.00
	TOTAL OTHER INC/EXPENSE		-75,461.00
	NET INCOME		596,406.21

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

VALORIE HOLMES TAX & BOOKKEEPING SERVICE, INC.
P 0 BOX 1759
PALESTINE, TX 75802
PH: (903) 729-4332
FAX: (903) 729-5145

COMPILATION LETTER

BARNICO DRILLING, INC. 1006 AN CO RD 2212

PALESTINE, TX 75803

We have compiled the revised accompanying balance sheet - income tax basis of Barnico Drilling, Inc., as of December 31 2004, and the related statement of revenues and expenses - income tax basis for the year then ended. These financial statements, which are the representation of management (and which are presented on the basis used for federal income tax purposes), are in agreement with the company's financial records.

Management has elected to omit substantially all informative disclosures, the statement of cash flows and the statement of retained earnings. If the omitted disclosures and statements were included in the financial statements, they might influence the user's conclusions about the company's financial position and results of operations. No income tax for 2004 has been recorded on the books. We do not express any form of assurance with respect to these financial statements.

/s/

Darlene K Tilson

Valorie Holmes Tax & Bookkeeping Service, Inc.

June 13, 2006

BARNICO DRILLING, INC

REVISED BALANCE SHEET

INCOME TAX BASIS

AS OF 12/31/04

Account Name	YTD Balance
ASSETS
CURRENT ASSETS
CASH ON HAND	4,092.85
CASH IN BANK	97,300.98
ADVANCES-EMPLOYEE	12,530.00
EMPLOYEE LOANS	7,992.07
TOTAL CURRENT ASSETS	121,915.90
FIXED ASSETS
AUTOMOBILE & TRUCK	236,675.78
SHOP	27,817.30
FURNITURE & FIXTURES	1,320.22
SHOP TOOLS	3,643.40
EQUIPMENT	400,935.67
OFFICE EQUIPMENT	7,739.41
LESS: ACCUM DEPRECIATION	-434,268.00
TOTAL FIXED ASSETS	243,863.78
OTHER ASSETS
ORGANIZATION EXPENSE	472.67
ACCUMULATED AMORTIZATION	-472.53
EWING OIL CHRONICLES	5,500.00
NOTES REC ROCK BOTTOM	117,000.00
TOTAL OTHER ASSETS	122,500.14
TOTAL ASSETS	488,279.82

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

BARNICO DRILLING, INC REVISED BALANCE SHEET	Page no. 2
INCOME TAX BASIS AS OF 12/31/04

Account Name	YTD Balance
LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES
CURRENT LIABILITIES
PAYROLL TAX LIABILITIES	30,055.86
EMPLOYEE CHILD SUPPORT WH	1,113.70
ESCROW ADVANCE	0.00
CURRENT LIABIITIES	31,169.56
LONG-TERM LIABILITIES
NOTES PAY-WEATHERFORD	-0.00
NOTE PAY-TIMBERJACK/ESTES	0.00
NOTES PAY E TEX MACK-TRK	0.00
NOTES PAYABLE-NEWHOLLAND	-0.00
NOTES PAYABLE STAR FORD	22,902.00
NOTES PAY CITI PLAT BUSIN	0.00
N/P CITI CAP LOWBOY PYMT	9,975.95
SHAREHOLDER LOANS	52,975.90
TOTAL LONG-TERM LIAB	85,853.85
TOTAL LIABILITIES	117,023.41
STOCKHOLDER’S EQUITY
CAPITAL STOCK	1,000.00
RETAINED EARNINGS	-363,225.65
CURRENT EARNINGS	733,482.06
TOTAL STOCKHOLDER’S EQUITY	371,256.41
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	488,279.82

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

BARNICO DRILLING, INC
REVISED STATEMENT OF REVENUES/EXPENSES

INCOME TAX BASIS

FOR THE YEAR ENDING 12/31/04

Account #	Account Name Balance YTD
		INCOME
4101	INCOME		4,702,583.09
4102	RENT EQUIPMENT		0.00
	TOTAL INCOME		4,702,583.09
		EXPENSES
5100	FREIGHT		53.81
6101	SALARIES		1,481,682.88
6102	ADVERTISING		606.00
6105	AUTOMOBILE/TRUCK EXPENSE		79,730.63
6106	REIUMBURSED EXPENSE		45,012.04
6109	BANK CHARGES		17.24
6110	BITS		159,582.26
6112	CONTRACT LABOR		51,121.00
6115	DONATIONS		3,622.85
6120	DEPRECIATION EXPENSE		116,096.00
6121	DUES & SUBSCRIPTIONS		2,319.92
6123	EMP BAD DEBT - ADVANCES		0.00
6125	FUEL & OIL		426,174.11
6130	GIFTS		386.39
6133	INSURANCE - GROUP		21,804.00
6138	INSURANCE - GENERAL		155,089.69
6140	INTEREST EXPENSE		334,594.35
6156	LEGAL & PROFESSIONAL		7,951.25
6160	LICENSES & PERMITS		43,188.26
6165	MEDICAL EXPENSE		107,178.06
6173	OFFICE EXPENSE		11,919.16
6177	PER DIEM		226,669.26
6180	POSTAGE		273.46
6181	RENT - LAND		2,250.00
6183	RENT - EQUIPMENT		55,379.70
6190	REPAIRS & MAINTENANCE		50,222.09
6195	RIG STORAGE		3,000.00
6225	SUPPLIES		629,772.70
6231	TAXES - PAYROLL		179,378.52
6232	TAXES - PROPERTY		33,610.88
6233	TAXES - OTHER		3,552.04
6250	TELEPHONE		24,758.13
6251	THIRD PARTY PAYMENTS		591,661.08
6260	TRAVEL & ENTERTAINMENT		10,194.46
6262	TRAVEL- ENTERTAIN & MEALS		220.00
6263	TRUCKING		28,898.97
6264	DOZER		227,435.12
6280	UTILITIES		10,632.29
6285	WATER		7,444.30
6290	YARD EXPENSE		250.00
	TOTAL EXPENSES		5,133,732.90

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

BARNICO DRILLING, INC REVISED STATEMENT OF REVENUES/EXPENSES INCOME TAX BASIS FOR THE YEAR ENDING 12/31/04
Account #	Account Name	Balance YTD

	NET OPERATING INCOME	-431,149.81
OTHER INCOME/EXPENSE
7100	FEES FOR EMPLOYEE ADVANCE	5,090.00
7200	GAIN ON SALE OF ASSETS	1,127,630.60
7300	DISCOUNTED DEBT INTEREST	34,188.00
8290	NON-DEDUCTIBLE PENALTIES	2,276.73
	TOTAL OTHER INC/EXPENSE	1,164,631.87
	NET INCOME	733,482.06

REVISED FINANCIAL STATEMENT
SEE COMPILATION REPORT

2.15 Schedule of Pending or Threatened Material Litigation:

Johnny Stubbs v. Barnico Drilling, Inc., Case no. 2006-254, pending in the 402nd Judicial District Court of Wood County, Texas.

Andres Delgado by and through Liberty Mutual Insurance Company v. Barnicco Drilling, Inc., case no. PI-05-504, pending in the 87th Judicial DIstrict Court of Leon County, Texas.

Philip Dennis Carter and Teresa Walls Carter v. Barnico Drilling, Inc., case no. 349-5618, pending in the 349th JUdicial District Court of Anderson County, Texas.

2.16 Schedule of Material Contracts:

1.

Caterpillar Financial Services Corporation Long Term Rental Agreement dated 01-27-2005 for a D6RIIXW Caterpillar Track-Type Tractor

2.

Caterpillar Financial Services Corporation Long Term Rental Agreement dated 01-27-2005 for a 320CL Caterpillar Excavator

3.

Citicapital Security Agreement dated on or about 06-25-2004 for a Kaylyn Lowboy Trailer

4.

General Electric Capital Corporation Lease Agreement for an analog telephone system dated 12-08-2004

5.

Prospective contract with Priest Petroleum Corporation to drill three (3) wells

6.

Prospective contract with TransAtlantic Petroleum (USA) Corporation to drill one (1) well

2.18 Schedule of Real Estate and Real Estate Leasehold Agreements:

Commercial Lease with JoAnn Barnes for the drilling company yard and office building dated on March 1, 2006

COMMERCIAL LEASE

This Lease is entered into between JOANN BARNES ("Lessor"), and BARNICO DRILLING, INC., a Texas corporation ("Lessee" .)

In consideration of the mutual covenants and agreements of this lease, together with other good and valuable consideration, Lessor leases to Lessee, and Lessee leases from Lessor, the oil field office and yard located and situated at 1006 Anderson  County Road 2212, Palestine,  Anderson County, Texas 75803, legally described on Exhibit "A" attached to this lease, and made a part of this lease for all purposes (collectively referred to as "the premises" or "the leased premises" in this lease).

ARTICLE 1. TERM
Term of Lease

1.01. The term of this lease is a period for twelve (12) months beginning March 1st, 2006, unless terminated earlier as provided in this lease. If Lessee holds over, Lessee will be considered to be occupying the premises on a month-to-month tenancy, subject to all the terms of this lease.

ARTICLE 2. RENT

Fixed Rent

2.01. Lessee will pay Lessor $1,500.00 per month on or before the 15' day of each month, as a fixed rent for the next month. Lessee will pay this fixed rent to Lessor at Lessor's office, located at 1006 Anderson County Road 2212, Palestine, Texas 75803.

ARTICLE 3. USE OF PREMISES Lessee's Warranty Regarding Use

3.01. Lessee represents and warrants to Lessor that Lessee intends to use the premises as an oil field office and service yard and shall not use the premises for other purposes inconsistent thereto.

No Nuisance or Waste

3.02. Lessee may not use, or permit using, the premises in any manner that results in waste of the premises or constitutes a nuisance or for any illegal purpose

Rights of Inspection

3.03. Lessee shall permit Lessor and Lessor s agents, servants, and employees, access to the premises for the purpose of conducting inspections and sampling during regular business hours.

ARTICLE 4. REPAIRS AND MAINTENANCE
Repairs and Maintenance by Lessee

4.01. Lessee will, throughout the lease term at its own expense and risk, maintain the premises and improvements on them in good order and condition, including but not limited to making all repairs and replacements necessary to keep the premises and improvements in that condition. All maintenance and repairs required by this section must be performed promptly when required.

Lessee's Failure to Repair or Maintain

4.02. If Lessee fails to perform its obligation to repair, replace, or maintain, within a reasonable time after notice from Lessor the Lessor may enter the premises and make the repairs or replacements, perform the maintenance or have them performed, at her own expense, for which Lessee shall reimburse Lesson, upon demand.

ARTICLE 5. UTILITIES AND GARBAGE REMOVAL
Utility Charges & Municipal Solid Waste

5.01. Lessee will pay all utility charges for water, waste water, municipal solid waste, electricity, heat, gas, and telephone service used in and about the premises during the lease term. Lessee will pay the charges directly to the utility company or municipality furnishing the service before the charges are delinquent.

ARTICLE 6. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS
Consent of Lessor

6.01. Lessor shall have the right to make alterations and improvements to the premises as may be deemed necessary by Lessor for its business operation. Lessee may not make any alterations, additions, or improvements to the premises without Lessor's prior written consent. Lessor may not unreasonably withhold consent for nonstructural alterations, additions, or improvements.

Property of Lessor

6.02. All alterations, additions, or improvements made by Lessee will become Lessor's property when the lease terminates. However, Lessor may, when the lease terminates, remove any alterations, additions, and improvements made by Lessee and any other property it placed in the premises, and charge Lessee the cost of removal.

ARTICLE 7. TRADE FIXTURES AND SIGNS
Trade Fixtures

7.01. Lessee may erect or install shelves, bins, or other trade fixtures, in, on, or about the premises. Lessee may remove all trade fixtures when this lease terminates, if Lessee is not in default under the lease and the fixtures can be removed without structural damage to the building.

Signs

7.02. Lessee may erect signs the premises, including but not limited to the exterior walls, subject to applicable laws, ordinances, and regulations. Lessee must remove all signs when this lease terminates and repair any damage resulting from erecting or removing the signs.

ARTICLE 8. MECHANIC'S LIEN

Lessee will not permit any mechanic's lien to be placed on the premises or improvements on the premises. Lessee will promptly pay any mechanic's lien that is filed on the premises or on improvements located on the premises.

ARTICLE 9. INSURANCE AND INDEMNITY
Property Insurance

9.01. Lessee must, at its own expense during the lease term, keep all buildings and improvements on the premises insured against loss or damage by fire or theft, with extended coverage if obtainable at a price not to exceed 100% of the fair market value of the property to be insured per year. The insurance is to be carried by one or more insurance companies authorized or admitted to do business in Texas with a Best's Insurance Rating of A+ or better. The insurance policy or policies must name both Lessor and Lessee as insureds.

Liability Insurance

9.02. Lessee, at its own expense, must provide and maintain in force during the lease term, liability insurance in the amount as mutually agreed and is to be carried by one or more insurance companies authorized or admitted to transact business in Texas. The policy must cover Lessor as well as Lessee, for any liability for property damage or personal injury arising from Lessee's occupying or Lessor's owning the premises.

Requirement to Provide Insurance Certificates

9.03. Lessee must furnish Lessor with certificates of all insurance required by this article Hold-Harmless Clause

9.04. Lessee will indemnify and hold Lessor harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney's fees for defending claims and demands, arising from the conduct or management of Lessee's business on the premises or its use of them.

ARTICLE 10. DAMAGE OR DESTRUCTION OF PREMISES
Notice to Lessor

10.01. If the premises, or any part thereof are damaged or destroyed by fire, tornado, or other casualty, Lessee must give Lessor written notice of the damage or destruction, including a general description of the damage and, as far as known to Lessee, the cause of the damage.

Total Destruction

10.02. If the building on the premises is totally destroyed by fire, tornado, or other casualty so that rebuilding or repairs cannot reasonably be completed within sixty (60) working days at a cost not to exceed $30,000.00, and the damage exceeds the insurance recovery, this lease will terminate, and rent will be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in 10.01.

Partial Destruction

10.03. If the building or other improvements on the premises are damaged by fire, tornado, or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within thirty (30) working days and at a cost not to exceed $15,000.00, and the damage exceeds the insurance recovery, this lease will not terminate except as follows:

ARTICLE 11. DEFAULT
Lessee's Default

11.01. If Lessee becomes in arrears for more than thirty (30) days after written notice of the delinquency, or remains in default under any other condition of this lease Lessor may, without notice to Lessee, terminate this lease.

Personal Property Taxes

11.02 Lessee must pay and fully discharge all taxes, special assessment, and governmental charges of any kind imposed during the lease term on the furniture, trade fixtures, appliances and other personal property placed by Lessee in, on or about the premise.

Paid Tax Receipts

11.03 Lessor and lessee agree to provide each other with copies of all paid tax receipts.

Lessor's Lien

12.04. If Lessee defaults in paying rent or any other sum due from Lessee to Lessor under this lease, Lessor has a lien on all fixtures, chattels, or other property of any description belonging to Lessee that are placed in, or become a part of, the premises as security for rent due and to become due for the remainder of the current lease term and any other sum Lessee owes Lessor. This lien

19

is not in lieu of, nor in any way affects, the statutory Lessor's lien but is in addition to that lien, and Lessee grants Lessor a security interest in all of Lessee's property placed in or on the premises for purposes of this contractual lien.

Lessor's Default

11.05. If Lessor defaults in performing any term or covenant that it must perform under this agreement, Lessee may, after not less than 30 days notice to Lessor, remedy the default by any necessary action and may pay such expenses. Lessor must pay Lessee all sums expended, or obligations incurred, by Lessee in connection with remedying Lessor's default on demand.

Real Property Tax and Assessments

11.06. Lessee shall pay and fully discharge all real property taxes, special assessments, and governmental charges of any kind imposed on the premises during the lease term, including any special assessments imposed on or against the premises.

Cumulative Remedies

11.07. All Lessor's and Lessee's rights and remedies under this Article are cumulative, and none will exclude any other right or remedy provided by law or any other provision of this lease. All the consistent rights and remedies may be exercised and enforced concurrently and whenever occasion for their exercise arises.

Waiver of Breach

11.08. All Lessor's or Lessee's waiving a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach.

ARTICLE 12. ASSIGNMENT AND SUBLEASE
Assignment and Subletting by Lessee

Lessee and Lessor may sublet, assign, encumber, or otherwise transfer this lease, or any right or interest in it or in the premises or the improvements on them, without written consent.

ARTICLE 13. MISCELLANEOUS
Notices and Addresses

13.01. All notices required under this lease may be given by first class mail or hand delivery addressed to the other party at the following addresses:

Lessor: MS. JOANN BARNES

1006 Anderson County Road 2212 Palestine, Texas 75803

Lessee: BARNICO DRILLING, INC. 1006 Anderson County Road 2212 Palestine, Texas 75803

Notices are effective when received. Either party may change the address to which notices are to be sent by sending written notice of the new address or number to the other party in accordance with the provisions of this section.

Parties Bound

13.02. This agreement binds, and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

Texas Law to Apply

13.03. This agreement is to be construed under Texas law, and all obligations of the parties created by this lease are performable in Anderson County, Texas.

Legal Construction

13.04. If one or more of the provisions contained in this agreement are for any reason held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

Prior Agreements Superseded

13.05. This agreement constitutes the parties' sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

Amendment

13.06. No amendment, modification, or alteration of this agreement is binding unless in writing, dated subsequent to the date of this agreement, and duly executed by the parties.

Time of Essence

13.07. Time is of the essence of this agreement.

The undersigned Lessor and Lessee execute this agreement on 1st day in March, 2006, in Palestine, Anderson County, Texas.

LESSOR

/s/___________________

JOANN BARNES

LESSEE

By: /s/________________

GEORGE BARNES,

Its President

EXHIBIT "A"

All that certain tract or parcel of land, being a part of the L. W. Perry Survey, A-607, Anderson County, Texas,

also being a part of that certain called 244.973 acre tract conveyed to Hodges Packing Profit Sharing Plan by John

M. Smock and Bill J. Smock, May 10, 1977, recorded in Volume 863, Page 192 of the Deed Records of Anderson County, Texas, and being more completely described as follows, to wit:

BEGINNING at a 1/2" Iron Rod for corner in the Northeast edge of an oiled County Road, an ell corner of the above-

Mentioned tract, in the Northwest line of the L. W. Perry Survey, A-607, at the South corner of the N. D. Acock Survey,

A-89, and the East corner of the Isaac Barnett Survey, A-7;

THENCE N. 43° 07'42" E with the upper Northwest line of said tract, the Northwest line of the L. W. Perry Survey and the Southeast line of the N.D. Acock Survey a distance of 841.26 feet to a 1/4" Iron Rod found for corner at the upper Northwest corner of said tract;

THENCE S 60° 42' 17" E with the upper Northeast line of

Said tract a distance of 711.48 feet to a 1/2" Iron Rod for corner;

THENCE S 34° 02' 40" W a distance of 901.92 feet to a 1/2"

Iron Rod for corner in an oiled County Road;

THENCE in a Northwesterly direction along said oiled County

Road as follows: N 74° 08' 59" W -108.58 feet, N 67° 12' 21"

W -116.16 feet, N 56° 12' 51" W - 152.50 feet and N 47°
34'37" W - 477.38 feet to the place of beginning, containing

16.106 acres of land

Save and Except herefrom a single family residence occupied by Lessor.

2.20 Schedule of Exceptions to Full Rights and Title of Barnico Drilling, Inc. Tangible Assets:

1.

D6RIIXW Caterpillar Track-Type Tractor

2.

320CL Caterpillar Excavator

3.

Kaylyn Lowboy Trailer

4.

Sprint Telephone Company analog telephone system

5.

2005 Ford 3/4 ton F250 pickup, license number 84HFB2, titled in the name of H. D. Barnes; Texas Certificate of Title issued January 5, 2005, title/document number 00130038340102731, showing Vehicle Identification Number 1FTSW21545EA81365. Title is being transferred to Barnico Drilling, Inc.

2.21 Schedule of Barnico Drilling Inc.'s Liabilities Not Reflected on Financial Statements:

None

3.4  Wentworth Energy, Inc.'s Financial Statements:

    Please see Wentworth Energy, Inc.'s financial statements as filed with the Company Form 10-KSB for the year ended December 31, 2005.

4.3.1 Barnico's List of Employees:

As of March 22, 2006, Barnico's list of employees is attached and referred to the same as if set forth herein.

03/22/06

 BARNES, GEORGE

03/22/06

BARNES, JOHNNY

03/22/06

BARNES, MICHAEL

03/22/06

BELL, CHRIS

03/22/06

BENTON, WILLIAM JASON

03/22/06

COWART, STEVEN R.

03/22/06

DEFORE, GENE T

03/22/06

DEFORE, BILLY

03/22/06

DUBON, BRAULIA RIVERA

03/22/06

DUNCAN, ARTHUR

03/22/06

HARGRAVE, MIKE

03/22/06

HENRIQUEZ, MARCOS

03/22/06

HODGE, FRANKIE

03/22/06

HODGE, GEORGE

03/22/06

HODGE, JAMES L

03/22/06

HODGE, LARRY

03/22/06

HOPSON, ANCIL W

03/22/06

HORTON, CHRIS

03/22/06

JONES, DOYNE

03/22/06

KNIGHT, JAMES A

03/22/06

LEE, BRENDA

03/22/06

LOMAX, KEITH

03/22/06

MARTINEZ, GERMAN G.

03/22/06

MILLS, PHILLIP

03/22/06

4.3.1

NORWOOD, RICHARD H

03/22/06

Pena, Rolando

03/22/06

PENLAND III, MARCUS ALLEN

03/22/06

RAY, CODY D.

03/22/06

ROBBINS, JEREMY A

03/22/06

SERRALDE JR., RODOLFO

03/22/06

SHOCKLEY, URSEL

03/22/06

SMITH, LEDEENA A.

03/22/06

SMITH, DAVID

03/22/06

STARR, TIMOTHY

03/22/06

TERRY, ROGER

03/22/06

TIPTON, AUTIS

03/22/06

VEGA, JUAN M.

03/22/06

VELASQUEZ, TEODORO

03/22/06

VELASQUEZ, ADA MIRTALA

03/22/06

VELASQUEZ, PRUDENCIO

03/22/06

VILARDI, THEODORE DEAN

03/22/06

WARD, JAMES L

03/22/06

WARD, GARRY

03/22/06

WILKE, JOSEPH

03/22/06

  WRIGHT, JOHN

 03/22/06

  YORK, JOEY

03/22/06

  YORK, BRANDON

4.3. (d) Employment Agreements of Barnico Employees

No Employment Agreement has been furnished nor was one attached to the Stock Purchase Agreement.